GATELY & ASSOCIATES, LLC

Roanoke Technology Corp.
539 Becker Drive
Roanoke Rapids, NC  27870

                        INDEPENDENT ACCOUNTANT'S CONSENT

Ladies and Gentlemen:

We hereby consent to the inclusion in this Registration Statement of Roanoke Technology Corp. on Form SB-2 of our report dated Fenruary 5, 2002 on our audits of the financial statements for the years ended October 31, 2001 and 2000 of Roanoke Technology Corp.

                          /s/Gately & Associates, LLC
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                             Gately & Associates, LLC
                             Certified Public Accountants
                             Orlando, Florida

July, 3, 2002